UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 16, 2011

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida		33166
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(305) 593-0770

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Filed by Benihana Inc.
Pursuant to Rule 425 under the Securities Act of
1933 and deemed filed pursuant to Rule 14a-12(b)
of the Securities Exchange Act of 1934
Subject Company:  Benihana Inc.
Registration Statement File No.: 333-176842

Item 5.07     Submission of Matters to Vote of Security Holders.

On September 12, 2011, Benihana Inc. (the “Company”) held a special meeting of stockholders. The stockholders voted on the matters set forth below.

1. The proposal to adopt an amendment and restatement of the Company's certificate of incorporation, pursuant to which each share of Class A Common Stock will be reclassified as and changed into one share of Common Stock; the class of Class A Common Stock (of which 32,500,000 shares are currently authorized) will be eliminated; certain obsolete provisions relating to our dual-class common stock structure and the class of Class A Common Stock will be eliminated; and the number of authorized shares of Common Stock will be increased from 12,000,000 to 30,000,000 shares:

	FOR	AGAINST	ABSTAIN
Common Stock	2,747,226	2,766,283	1,894
Class A Common Stock	891,901	10,122	22,405
Series B Preferred Stock	986,582	0	0
Common Stock and Series B Convertible Preferred Stock voting together*	3,733,808	2,766,283	1,894
All votes**	4,625,709	2,776,405	24,299

A majority of the total eligible votes of each class of stock, voting separately, as of the record date is required to pass the proposal, as well as a majority of all eligible votes combined. Total eligible votes for Common Stock, Class A Common Stock and Series B Preferred Stock are 6,009,154 votes, 1,064,998 votes, and 986,582 votes, respectively.

2. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Reclassification:

	FOR	AGAINST	ABSTAIN
Common Stock	2,748,809	2,764,423	2,891
Class A Common Stock	873,469	28,505	22,454
Series B Preferred Stock	986,582	0	0
All votes**	4,608,140	2,792,928	25,345

A majority of the votes cast by each class of stock, voting separately, is required to pass the proposal.

• Includes 500,000 shares of Series B Convertible Preferred Stock having the right to 986,582 votes (in the aggregate).
•• Includes 9,244,283 shares of Class A Common Stock having 1/10th of a vote per share, and 500,000 shares of Series B Convertible Preferred Stock having the right to 986,582 votes (in the aggregate).

Item 8.01     Other Events

See the discussion under Item 5.07 above.

ADDITIONAL INFORMATION

On September 15, 2011, Benihana filed with the Securities and Exchange Commission a preliminary Registration Statement on Form S-4. The Registration Statement on Form S-4 contains a proxy statement/prospectus which describes the proposed reclassification. Stockholders of Benihana are advised to read the proxy statement/prospectus, because it contains important information. Such proxy statement/prospectus and other relevant documents may be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or from Benihana at the Investor Relations section of www.benihana.com/about or by contacting the Company by telephone at (305) 593-6770 (Attention: General Counsel).

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Benihana and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed reclassification. The participants in such solicitation may include Benihana's executive officers and directors. Further information regarding persons who may be deemed participants is available in Benihana's proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: September 16, 2011	By: /s/ J. David Flanery
J. David Flanery
Chief Financial Officer